Exhibit 99.1

From:    Brendan Conway (media)
414-221-4444
brendan.conway@wecenergygroup.com

    Beth Straka (investment community)
414-221-4639
beth.straka@wecenergygroup.com

February 5, 2026

WEC Energy Group posts 2025 results

MILWAUKEE – WEC Energy Group (NYSE: WEC) today reported net income based on generally accepted accounting principles (GAAP) of $1.6 billion, or $4.81 per share, for 2025. This compares to earnings of $1.5 billion, or $4.83 per share, for 2024.

Full-year 2025 earnings include a charge of 46 cents per share, reflecting an agreement on the terms of a proposed settlement the company reached with the Illinois Attorney General that would resolve all open proceedings in Illinois related to the Qualifying Infrastructure Plant (QIP) rider and the Uncollectible Expense Adjustment (UEA) rider. Full-year 2024 earnings included a charge of 6 cents per share related to certain capital expenditures under the QIP rider that were disallowed by the Illinois Commerce Commission (ICC).

Excluding these charges, WEC Energy Group's adjusted earnings for 2025 rose to $5.27 per share – an increase of 8.0 percent over 2024 adjusted earnings of $4.88 per share.

For the fourth quarter of 2025, WEC Energy Group recorded net income based on GAAP of $316.6 million, or 97 cents per share. This compares to earnings of $453.5 million, or $1.43 per share, for the fourth quarter of 2024. Excluding the 2025 charge, WEC Energy Group's adjusted earnings for the fourth quarter of 2025 totaled $1.42 per share.

Consolidated revenues for the full year were $9.8 billion, up $1.2 billion from revenues in 2024.

“We delivered another year of solid results — from operational efficiency to customer care to financial performance,” said Scott Lauber, president and CEO. “We continue to see significant growth opportunities ahead. And we remain focused on enhancing value for our customers and stockholders.”

Exhibit 99.1

For the full year, retail deliveries of electricity – excluding the iron ore mine in Michigan’s Upper Peninsula – increased by 2.2 percent.

Electricity consumption by small commercial and industrial customers was 1.6 percent higher during 2025. Electricity use by large commercial and industrial customers – excluding the iron ore mine – increased by 1.6 percent.

Residential electricity use increased 3.5 percent.

On a weather-normal basis, retail deliveries of electricity during 2025 – excluding the iron ore mine – increased by 1.1 percent.

Natural gas deliveries in Wisconsin, excluding natural gas used for power generation, were 11.5 percent higher during 2025. On a weather-normal basis, natural gas deliveries were 0.5 percent lower during the year.

The company reaffirmed its earnings guidance for 2026. Calendar year 2026 earnings are expected to be in a range of $5.51 to $5.61 per share, which is consistent with the company’s short-term projected EPS growth guidance. The company’s long-term EPS growth over the next five years is projected to be 7 to 8 percent on a compound annual basis.

On Jan. 22, the board of directors declared a quarterly cash dividend of 95.25 cents per share on the company's common stock, an increase of 6.7 percent over the previous dividend rate. This marks the 23rd consecutive year that the company will reward its shareholders with higher dividends.

Earnings per share listed in this news release are on a fully diluted basis.

Non-GAAP Earnings Measures

A reconciliation of GAAP net income and earnings per share to adjusted net income and earnings per share is included below for the full year ended Dec. 31, 2025 and 2024, as well as for the fourth quarter of 2025. There were no adjustments to GAAP net income or earnings per share in the fourth quarter of 2024.

2025 Reconciliation

	Net Income
(in millions)	2025 Full Year	2025 Q4
WEC Energy Group GAAP	$1,557.5	$316.6
Pre-tax loss related to QIP and UEA riders settlement	205.0	205.0
Tax impact	(56.3)	(56.3)
WEC Energy Group adjusted net income	$1,706.2	$465.3

Exhibit 99.1

	Earnings Per Share
	2025 Full Year	2025 Q4
WEC Energy Group GAAP	$4.81	$0.97
Net loss related to QIP and UEA riders settlement	0.46	0.45
WEC Energy Group adjusted earnings per share	$5.27	$1.42

Diluted average shares outstanding (millions)	323.8	327.9

2024 Reconciliation

Net Income
(in millions)	2024 Full Year
WEC Energy Group GAAP	$1,527.2
Loss related to ICC disallowances pre-tax	25.3
Tax impact	(6.9)
WEC Energy Group adjusted net income	$1,545.6

Earnings Per Share
2024 Full Year
WEC Energy Group GAAP	$4.83
Net loss related to ICC disallowances	0.06
WEC Energy Group adjusted earnings per share (1)	$4.88

Diluted average shares outstanding (millions)	316.5
(1)Note that WEC Energy Group adjusted earnings per share does not add due to rounding.

Adjusted earnings (non-GAAP earnings) in this news release are provided as a complement to, and not as an alternative to, reported earnings presented in accordance with GAAP.

As discussed previously, 2025 adjusted earnings exclude a charge related to an agreement on the terms of a proposed settlement the company reached with the Illinois Attorney General that would resolve all open proceedings in Illinois related to the QIP rider and the UEA rider. For 2024, adjusted earnings excluded a charge related to certain capital expenditures under the QIP Rider that were disallowed by the ICC. The company does not believe that these charges are indicative of WEC Energy Group's operating performance. Therefore, the presentation of adjusted earnings is relevant and useful to investors to understand WEC Energy Group's operating performance. Management uses such measures internally to evaluate the company's performance and manage its operations.

Conference call

A conference call is scheduled for 1 p.m. Central time, Thursday, Feb. 5. The call will review 2025 earnings and the company's outlook for the future.

All interested parties, including stockholders, news media and the general public, are invited to listen. Access the call at 888-330-2443 up to 15 minutes before it begins. The number for international callers is 240-789-2728. The conference ID is 3088105.

Conference call access also is available at wecenergygroup.com. Under ‘Webcasts,’ select ‘Q4 Earnings.’ In conjunction with this earnings announcement, WEC Energy Group will post on its

Exhibit 99.1
website a package of detailed financial information on its 2025 performance. The materials will be available at 6:30 a.m. Central time, Thursday, Feb. 5.

Replay

A replay will be available on the website and by phone. Access to the webcast replay will be available on the website about two hours after the call. Access to a phone replay also will be available approximately two hours after the call and remain accessible through Feb. 19, 2026. Domestic callers should dial 800-770-2030. International callers should dial 647-362-9199. The replay conference ID is 3088105.

WEC Energy Group (NYSE: WEC), based in Milwaukee, is one of the nation’s premier energy companies, serving 4.7 million customers in Wisconsin, Illinois, Michigan and Minnesota.

The company’s principal utilities are We Energies, Wisconsin Public Service, Peoples Gas, North Shore Gas, Michigan Gas Utilities, Minnesota Energy Resources and Upper Michigan Energy Resources. Another major subsidiary, We Power, designs, builds and owns electric generating plants. In addition, WEC Infrastructure LLC owns a fleet of renewable generation facilities in states ranging from South Dakota to Texas.

WEC Energy Group (wecenergygroup.com) is a Fortune 500 company and a component of the S&P 500. The company has approximately 32,000 stockholders of record, 7,000 employees and more than $51 billion of assets.

Forward-looking statements

Certain statements contained in this press release are “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. These statements are based upon management’s current expectations and are subject to risks and uncertainties that could cause our actual results to differ materially from those contemplated in the statements. Readers are cautioned not to place undue reliance on these statements. Forward-looking statements include, among other things, statements concerning management’s expectations and projections regarding earnings, earnings growth rates, dividend payments and future results. In some cases, forward-looking statements may be identified by reference to a future period or periods or by the use of forward-looking terminology such as “anticipates,” “believes,” “estimates,” “expects,” “forecasts,” “guidance,” “intends,” “may,” “objectives,” “plans,” “possible,” “potential,” “projects,” “should,” “targets,” “will” or similar terms or variations of these terms.

Factors that could cause actual results to differ materially from those contemplated in any forward-looking statements include, but are not limited to: general economic conditions, including business and competitive conditions in the company’s service territories; timing, resolution and impact of rate cases and other regulatory decisions, including rider reconciliations; the company’s ability to continue to successfully integrate the operations of its subsidiaries; availability of the company’s generating facilities and/or distribution systems; unanticipated changes in fuel and purchased power costs; key personnel changes; unusual, varying or severe weather conditions; continued industry restructuring and consolidation; continued advances in, and adoption of, new technologies that produce power or reduce power consumption; energy and environmental conservation efforts; electrification initiatives, mandates and other efforts to reduce the use of natural gas; the company’s ability to successfully acquire and/or dispose of assets and projects and to execute on its capital plan, including projects related to serving data centers and other large-scale customers; terrorist, physical or cyber-security threats or attacks and data security breaches; construction risks; labor disruptions; equity and bond market fluctuations; changes in the company’s and its subsidiaries’ ability to access the capital markets; changes in tax

Exhibit 99.1
legislation or our ability to use certain tax benefits and carryforwards; changes in and uncertainty around federal, state, and local legislation and regulation, including changes in rate-setting policies or procedures and environmental standards, in the enforcement of these laws and regulations and in the interpretation of regulations or permit conditions by regulatory agencies; supply chain disruptions; inflation; political or geopolitical developments impacting the global economy, supply chain and fuel prices generally, including as a result of changes to government trade policies, geopolitical tensions between the U.S. and other countries, or other new, protracted or escalating regional or international conflicts; the impact from any health crises, including epidemics and pandemics; current and future litigation and regulatory investigations, proceedings or inquiries; the ability of the Company to successfully and/or timely adopt new technologies, including artificial intelligence; changes in accounting standards; the financial performance of the American Transmission Company as well as projects in which the company’s energy infrastructure business invests; the ability of the company to obtain additional generating capacity at competitive prices; goodwill and its possible impairment; and other factors described under the heading “Factors Affecting Results, Liquidity and Capital Resources” in Management’s Discussion and Analysis of Financial Condition and Results of Operations and under the headings “Cautionary Statement Regarding Forward-Looking Information” and “Risk Factors” contained in the company’s Form 10-K for the year ended Dec. 31, 2024, and in subsequent reports filed with the Securities and Exchange Commission. Except as may be required by law, the company expressly disclaims any obligation to publicly update or revise any forward-looking information.

Tables follow

Exhibit 99.1
WEC ENERGY GROUP, INC.

CONSOLIDATED INCOME STATEMENTS (Unaudited)	Three Months Ended		Year Ended
	December 31		December 31
(in millions, except per share amounts)	2025	2024	2025	2024
Operating revenues	$2,537.1	$2,284.2	$9,800.1	$8,599.9

Operating expenses
Cost of sales	921.5	738.4	3,265.8	2,656.0
Other operation and maintenance	591.5	539.1	2,400.8	2,158.0
Impairments related to Illinois segment	130.0	—	130.0	12.1
Depreciation and amortization	376.3	344.0	1,478.5	1,354.5
Property and revenue taxes	64.9	71.8	280.1	266.5
Total operating expenses	2,084.2	1,693.3	7,555.2	6,447.1

Operating income	452.9	590.9	2,244.9	2,152.8

Equity in earnings of transmission affiliates	55.5	69.2	215.8	207.5
Other income, net	39.5	49.5	107.9	178.2
Interest expense	227.7	211.9	895.1	815.3
Gain on debt extinguishments	—	(16.5)	—	(23.1)
Other expense	(132.7)	(76.7)	(571.4)	(406.5)

Income before income taxes	320.2	514.2	1,673.5	1,746.3
Income tax expense	3.4	61.1	118.0	222.0
Net income	316.8	453.1	1,555.5	1,524.3

Preferred stock dividends of subsidiary	0.3	0.3	1.2	1.2
Net loss attributed to noncontrolling interests	0.1	0.7	3.2	4.1
Net income attributed to common shareholders	$316.6	$453.5	$1,557.5	$1,527.2

Earnings per share
Basic	$0.97	$1.43	$4.84	$4.83
Diluted	$0.97	$1.43	$4.81	$4.83

Weighted average common shares outstanding
Basic	325.4	317.1	321.9	316.2
Diluted	327.9	317.5	323.8	316.5

Dividends per share of common stock	$0.8925	$0.8350	$3.5700	$3.3400

Exhibit 99.1
WEC ENERGY GROUP, INC.

CONSOLIDATED BALANCE SHEETS (Unaudited)	December 31,	December 31,
(in millions, except share and per share amounts)	2025	2024
Assets
Current assets
Cash and cash equivalents	$27.6	$9.8
Accounts receivable and unbilled revenues, net of reserves of $148.7 and $162.8, respectively	2,062.7	1,669.3
Materials, supplies, and inventories	803.4	813.2
Prepaid taxes	178.8	214.9
Other prepayments	92.4	82.6
Other	119.8	121.9
Current assets	3,284.7	2,911.7

Long-term assets
Property, plant, and equipment, net of accumulated depreciation and amortization of $12,411.5 and $11,611.9, respectively	38,278.1	34,645.4
Regulatory assets (December 31, 2025 and December 31, 2024 include $67.5 and $76.5, respectively, related to WEPCo Environmental Trust Finance I, LLC)	3,156.3	3,339.7
Equity investment in transmission affiliates	2,280.4	2,108.9
Goodwill	3,052.8	3,052.8
Pension and OPEB assets	1,082.4	968.5
Other	383.6	336.2
Long-term assets	48,233.6	44,451.5
Total assets	$51,518.3	$47,363.2

Liabilities and Equity
Current liabilities
Short-term debt	$1,924.7	$1,116.6
Current portion of long-term debt (December 31, 2025 and December 31, 2024 include $9.3 and $9.2, respectively, related to WEPCo Environmental Trust Finance I, LLC)	1,519.4	1,729.0
Accounts payable	1,140.1	1,137.1
Other	1,009.2	859.2
Current liabilities	5,593.4	4,841.9

Long-term liabilities
Long-term debt (December 31, 2025 and December 31, 2024 include $67.4 and $76.4, respectively, related to WEPCo Environmental Trust Finance I, LLC)	18,498.1	17,178.1
Finance lease obligations	372.0	303.3
Deferred income taxes	5,891.7	5,514.7
Deferred revenue, net	314.2	334.6
Regulatory liabilities	4,121.3	3,958.0
Intangible liabilities	580.3	566.8
Environmental remediation liabilities	484.1	445.8
Asset retirement obligations	647.0	580.0
Other	963.4	838.1
Long-term liabilities	31,872.1	29,719.4

Commitments and contingencies

Common shareholders' equity
Common stock – $0.01 par value; 650,000,000 shares authorized; 325,461,519 and 317,680,855 shares outstanding, respectively	3.3	3.2
Additional paid in capital	5,124.4	4,315.8
Retained earnings	8,493.5	8,083.8
Accumulated other comprehensive loss	(7.6)	(7.8)
Common shareholders' equity	13,613.6	12,395.0

Preferred stock of subsidiary	30.4	30.4
Noncontrolling interests	408.8	376.5
Total liabilities and equity	$51,518.3	$47,363.2

Exhibit 99.1
WEC ENERGY GROUP, INC.

CONSOLIDATED STATEMENTS OF CASH FLOWS (Unaudited)	Year Ended
	December 31
(in millions)	2025	2024
Operating activities
Net income	$1,555.5	$1,524.3
Reconciliation to cash provided by operating activities
Depreciation and amortization	1,478.5	1,354.5
Deferred income taxes and ITCs, net	368.5	529.0
Impairments related to Illinois segment	130.0	12.1
Contributions and payments related to pension and OPEB plans	(13.7)	(14.5)
Equity income in transmission affiliates, net of distributions	(29.2)	(57.4)
Change in –
Accounts receivable and unbilled revenues, net	(411.8)	(161.5)
Materials, supplies, and inventories	9.8	(38.0)
Prepaid taxes	36.1	(41.0)
Collateral on deposit	(25.4)	84.3
Other current assets	11.4	(34.4)
Accounts payable	46.4	99.7
Amounts refundable to customers	43.6	(2.2)
Other current liabilities	86.5	13.8
Other, net	93.2	(56.9)
Net cash provided by operating activities	3,379.4	3,211.8

Investing activities
Capital expenditures	(4,398.1)	(2,781.1)
Acquisition of Hardin Solar Energy III LLC, net of cash acquired of $0.2	(406.1)	—
Acquisition of Delilah Solar Energy LLC, net of cash acquired of $0.6	—	(462.5)
Acquisition of Maple Flats Solar Energy Center LLC, net of cash acquired of $0.5	—	(431.2)
Acquisition of West Riverside Energy Center	—	(97.9)
Capital contributions to transmission affiliates	(142.4)	(45.5)
Reimbursement for American Transmission Company LLC's transmission infrastructure upgrades	39.8	8.1
Other, net	32.1	7.6
Net cash used in investing activities	(4,874.7)	(3,802.5)

Financing activities
Exercise of stock options	39.1	23.7
Issuance of common stock, net	761.9	163.4
Purchase of common stock	(1.3)	(3.2)
Dividends paid on common stock	(1,147.8)	(1,056.2)
Issuance of long-term debt	2,844.5	4,460.9
Retirement of long-term debt	(1,728.9)	(2,138.0)
Change in commercial paper	806.9	(902.8)
Purchase of additional ownership interest in Samson Solar Energy LLC from noncontrolling interest	—	(28.1)
Payments for debt extinguishment and issuance costs	(39.9)	(45.9)
Other, net	(10.5)	(6.1)
Net cash provided by financing activities	1,524.0	467.7

Net change in cash, cash equivalents, and restricted cash	28.7	(123.0)
Cash, cash equivalents, and restricted cash at beginning of year	42.2	165.2
Cash, cash equivalents, and restricted cash at end of year	$70.9	$42.2